INDEPENDENT AUDITORS' REPORT


The Board of Directors
Antenna Products, Inc.

We have audited the accompanying consolidated balance sheets of Antenna Products, Inc. as of May 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Antenna Products, Inc. as of May 31, 1998 and 1997 and the results of operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.






Dallas, Texas
July 16, 1998 (Except as to Note 12, which is as of August 5, 1998)